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                                Exhibit No. 10.57



                   Agreement between Company and Christian W.
                            effective March 10, 1998








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                                    AGREEMENT
                                     BETWEEN
                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                              AND CHRISTIAN W. WOLF


         THIS AGREEMENT is effective as of March 10, 1998 between Consolidated Capital of North America, Inc. (the "Corporation") and Christian W. Wolf (the "Consultant").

         WHEREAS, the Corporation wishes to utilize the services of the Consultant in connection with the acquisition of Form Tech Steel, Inc. (the "Form Tech Acquisition"); and

         WHEREAS, the parties desire to enter into this Agreement for their mutual benefit.

         1. RESPONSIBILITIES OF CONSULTANT. In consideration of the benefits provided in paragraph 3 of this Agreement:

                (a) Consultant will provide services to the Corporation in connection with the Form Tech Acquisition as set forth in Section 2 of this Agreement;

                (b) Consultant will perform such duties for the Corporation as are herein identified at such time and place as the Corporation and Consultant mutually agree; and

                (c) Consultant will report to the Chief Executive Officer and the Board of Directors of the Corporation as requested from time to time.

         2. DUTIES OF CONSULTANT. Consultant will provide to the Corporation and its subsidiaries the following:

                (a) Assistance in analyzing, structuring, negotiating and effecting the acquisition of Form Tech Steel, Inc. ("Form Tech") by the Corporation;

                (b) Assistance in analyzing, structuring, negotiating and effecting the financing of the Form Tech Acquisition by the Corporation and its subsidiaries; and

                (c) Such other services as are requested of Consultant by the Corporation and its subsidiaries and which are reasonably related to the scope of Consultant's engagement.



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         3.     PAYMENTS FOR SERVICES. In consideration for the services
provided by Consultant as specified in Section 1 and Section 2 above, and other good and valuable consideration, the Corporation agrees that:

                (a) The Corporation shall pay Consultant ninety days of fees to be paid monthly as a retainer in the amount of twelve thousand five hundred ($12,500) per month plus the cost of COBRA health and dental insurance.

                (b) The Corporation shall issue to Consultant within ten business days of the filing of a Form S-8 Registration Statement by the Corporation covering the Corporation's 1997 Stock Incentive Plan, 150,000 Common Shares (the "Shares") of the Corporation, which Shares shall be subject to the following resale restrictions: The Shares will be placed in a brokerage account at Ladenburg Thalmann with Ezra Grayman as Broker and Consultant as the owner and beneficiary. From time to time Consultant will advise Mr. Grayman of his desire to sell a specified number of Shares at a specified minimum net price per Share. Thereafter, the execution of specific trades that meet such minimum criteria must receive the prior approval of the Chairman of the Corporation. Failure of Consultant to comply with this provision will result in the forfeiture to the Corporation of the remaining Shares in the account. All moneys realized from the sale of Shares in compliance with this provision shall be immediately paid to Consultant. The foregoing resale restrictions shall terminate on September 15, 1998 and thereafter Consultant shall be free to sell the balance of the Shares without any restriction.

                (c) Consultant shall be entitled to reimbursement for all reasonable business expenses related to the Form Tech Acquisition to the extent that such expenses are incurred on behalf of the Corporation and with the prior approval of the Corporation. Consultant is responsible for the timely submission of appropriate written receipts therefor.

         4. CONTINGENT COMMON STOCK AWARDS. As an additional incentive to Consultant




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to diligently pursue and assist in facilitating the Form Tech Acquisition, the
Corporation agrees to issue to the Consultant additional Common Shares of the Corporation upon the following events:

                (a) upon the execution of a definitive letter of intent by Form Tech with the Corporation no later than June 1, 1998 containing terms that are acceptable to the Corporation's Board of Directors, the Corporation shall issue to the Consultant 100,000 Common Shares of the Corporation; and

                (b) upon the consummation of the Form Tech Acquisition by the Corporation no later than December 31, 1998, the Corporation shall issue to the Consultant an additional 100,000 Common Shares of the Corporation, and pay Consultant a cash fee (the "Transaction Fee") equal to the following percentages of the Transaction Value, as defined below:

                o        5% on the first $1,000,000
                o        4% on the second $1,000,000
                o        3% on the third $1,000,000
                o        2% on the fourth $1,000,000
                o        1% on the amounts over $4,000,000

         The Transaction Fee shall be payable in cash upon the closing of the Form Tech Acquisition. For purposes of this Agreement, the term "Transaction Value" means an amount equal to the sum of the aggregate fair market value of any securities issued, and any cash consideration paid, to Form Tech or its stockholders in connection with a acquisition, plus the value ascribed to any non-compete contracts (but not employment contracts). The fair market value of any securities issued as consideration for the acquisition will be the value ascribed to the securities by the Company and Form Tech.

         5. DURATION. This Agreement will be in effect until December 31, 1998. These terms may be modified by written instrument mutually agreed upon by the parties at any time.

         6. VOLUNTARY TERMINATION BY CONSULTANT. Consultant has the option to terminate this Agreement at any time for any reason upon ten (10) days written notice. Such termination would immediately terminate the obligations of the Company under Section 4 hereof.




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         7.     TERMINATION OF AGREEMENT BY THE COMPANY.

                (a) WITHOUT CAUSE. The Corporation may terminate this Agreement at any time upon written notice; however, in the event this provision is exercised by the Corporation, Consultant shall not receive less compensation than would otherwise be due to Consultant under Sections 3 and 4 of this Agreement.

                (b) WITH CAUSE. The Corporation may terminate this Agreement for cause, effective upon written notice, and upon such a termination the Corporation shall be obligated to pay Consultant any reasonable fees and expenses earned pursuant to Sections 3 and 4 only through the date of termination. For purposes of this paragraph, "cause" shall mean that Consultant has: (i) knowingly acted fraudulently in Consultant's relations with the Corporation, (ii) misappropriated information or done intentional damage to the negotiations of this transaction, (iii) willfully and materially failed to follow a legal and reasonable order or directive by the Chairman of the Board of Directors of the Corporation, or (iv) failed to reasonably perform the duties as described herein.

         8.      CONFIDENTIALITY AND NON-COMPETITION.

                (a) Consultant hereby agrees that during the term of this Agreement and at all times thereafter, Consultant shall: (i) keep secret and confidential and not make any written or oral announcement or disclosure of (other than as permitted herein) Consultant's discussions with the Corporation or any information about, or directly or indirectly pertaining to, the business, strategy, properties, or prospects of the Corporation or any of its subsidiaries or affiliates ("Confidential Information") except to those agents of Consultant who have a direct need to know such information; (ii) not use any Confidential Information to obtain a commercial, trading or other advantage; (iii) at any time on request from the Corporation return any written record of any Confidential Information or other record in any form in Consultant's possession; and (iv)






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         promptly notify the Corporation if any Confidential Information is required to be disclosed by reason of law or governmental or other regulation and cooperate with the Corporation regarding the manner of such disclosure or any action which the Corporation, at its sole cost and expense, may elect to take to challenge legally the validity of such requirement.

                (b) The above undertakings shall not apply to information which: (i) becomes generally available to the public other than as a result of disclosure by Consultant or any party to whom Consultant has disclosed it or other than by way of any breach of any obligation of confidentiality; (ii) Consultant can demonstrate was in Consultant's possession at the time of disclosure to Consultant and which Consultant lawfully acquired other than from Form Tech or the Corporation or any of its subsidiaries; (iii) was otherwise available in the public domain; or (iv) was disclosed with the Corporation's consent.

         9. SEVERABILITY. Each paragraph and subparagraphs of this Agreement shall be construed and considered separate and separable from the validity and enforceability of any other provision contained in this Agreement.

         10. TITLES AND HEADINGS. Titles and headings to paragraphs hereof are for purposes of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

         11. COLORADO LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to any conflicts of law doctrines.

         12. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement which is effective as of the date first set forth above.


                                      CONSOLIDATED CAPITAL OF
                                      NORTH AMERICA, INC.


                                      By:   /s/ Paul Bagley
                                         ------------------------------
                                                Paul Bagley
                                                Chief Executive Officer


                                      By: /s/ Christian W. Wolf
                                         ------------------------------
                                              Christian W. Wolf